Exhibit 10.2 Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAPL JKM HOLDINGS LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (including the Series A Preferred Annex (as defined below) attached hereto, as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of CAPL JKM Holdings LLC (the “Company”) is dated as of this 29th day of March, 2022 (the “Effective Date”), by and between LGP Operations LLC, a Delaware limited liability company (“LGP”), as the sole member of the Company holding Common Interests (as defined below) as of the Effective Date (in such capacity, the “Common Member”) and as the sole managing member of the Company (in such capacity, the “Managing Member”), Dunne Manning JKM LLC, a Delaware limited liability company (“Dunne Manning JKM”), John B. Reilly, III, an individual resident of the Commonwealth of Pennsylvania (“Reilly”), John B. Reilly, III and Jeffrey Vaughan, in their capacities as trustee and independent trustee, respectively, of the John B. Reilly Trust for the Family of John created under that certain 2008 Irrevocable Agreement of Trust of John B. Reilly, dated as of December 29, 2008 (the “Trust” and, together with Dunne Manning JKM and Reilly, as the members of the Company holding Series A Preferred Interests (as defined below) as of the Effective Date, collectively, the “Initial Preferred Members” and each, an “Initial Preferred Member”), and, solely with respect to its rights and obligations pursuant to Section 8 of the Series A Preferred Annex, CrossAmerica Partners LP, a Delaware limited partnership (“CAPL”). LGP, each of the Initial Preferred Members and CAPL shall each be referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITAL

WHEREAS, the Common Member formed the Company as a limited liability company under the laws of the State of Delaware on May 13, 2021, and, in connection therewith, entered into a written limited liability company agreement as of such date, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Company and the conduct of its business (the “Initial Agreement”); and

WHEREAS, in connection with the Company’s issuance of Series A-1 Preferred Interests to the Initial Preferred Members on the Effective Date, the Common Member and each of the other Parties desire to amend and restate the Initial Agreement in its entirety, effective as of the Effective Date immediately prior to such issuance, on the terms set forth herein (including the Series A Cumulative Preferred Membership Interest Annex attached hereto as Annex A (the “Series A Preferred Annex”), to govern the affairs of the Company and the conduct of its business and, with respect to the Series A Preferred Annex, to set forth the rights, preferences, entitlements, restrictions and limitations of the Series A Cumulative Preferred Membership Interests of the Company (the “Series A Preferred Interests”) and the rights, preferences, entitlements, restrictions and obligations of the holders thereof.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

1.

The Limited Liability Company
1.
Formation. The Common Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”) has been executed, delivered and filed in the office of the Secretary of State of the State of Delaware in conformity with the Act, which execution, delivery and filing is hereby ratified and approved in all respects. The Company and, if required, the Managing Member, shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.
2.
Name. The name of the Company shall be “CAPL JKM Holdings LLC” and its business shall be carried on in such name with such variations and changes as the Managing Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
3.
Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement (subject to the terms and conditions of the Series A Preferred Annex), together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
4.
Registered Office and Agent. The location of the registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company’s registered agent at such address shall be The Corporation Trust Company. The Managing Member may, from time to time, change the Company’s registered office and/or registered agent and shall forthwith amend the Certificate of Formation of the Company to reflect such change(s).
5.
Place of Business. The business address of the Company shall be determined by the Managing Member. The Company may from time to time have such other place or places of business within or without the State of Delaware as the Managing Member may deem advisable.

6.
Business Transactions of a Member with the Company. In accordance with Section 18-107 of the Act, a Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person (as defined in Section 18-101 of the Act) who is not a Member.
7.
Company Property. No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The Common Interests and Preferred Interests (as defined below) in the Company held by each of the Members shall constitute personal property of such Members.
8.
Term. The existence of the Company commenced upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in conformity with the Act and the entry into the Initial Agreement and, subject to the provisions of Article 7 below, the Company shall have perpetual existence.
9.
No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture and that no Member be a partner or joint venturer of any other Member for any purposes, except as provided in Section 1.11. This Agreement may not be construed to suggest otherwise.
10.
Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement and U.S. federal income tax purposes shall be as determined by the Managing Member from time to time.
11.
Tax Treatment. Unless otherwise determined by the Managing Member, subject to approval of (i) a Majority of Common Members (as defined below) and (ii) Members holding Series A Preferred Interests representing more than 50.1% of the issued and outstanding Series A Preferred Interests (a “Majority of Preferred Members”), the Company shall be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Members and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).
2.

The MemberS
1.
The Members. Schedule A hereto sets forth, as of the Effective Date, the name, mailing and email address and number of Interests (as defined below) owned by each Person holding Common Interests and/or Preferred Interests and admitted as a member of the Company as of the Effective Date (such Persons, together with each Person hereafter admitted as a member of the Company after the Effective Date in accordance with this Agreement, the “Members” and each, a “Member”), which Schedule A shall be amended from time to time by the Managing Member without the consent of any Person to reflect the admission of additional Members, the resignation of any Member, the issuance of additional Interests or the Transfer (as defined below) of Interests by any Member, each, solely to the extent permitted by the terms of this Agreement.
2.
Actions by the Members; Meetings; Quorum.
1.
The Members may vote, approve a matter or take any action by the vote of the Members entitled to vote thereon, at a meeting, in person or by proxy, or without a meeting by consent of such Members. Except to the extent expressly provided otherwise in the Series A Preferred Annex, each Member holding Common Interests shall be entitled to vote upon all matters upon which Members have the right to vote hereunder or pursuant to the Act, ratably in proportion to the number of Common Interests then held by such Member relative to all Common Interests then outstanding (as to each such Member, its “Common Interest Percentage”). Members holding Preferred Interests shall not be entitled to vote on any matter whatsoever, other than, with respect to Members holding Series A Preferred Interests, those matters expressly set forth in Section 2.5 and the Series A Preferred Annex. On any such matter upon which Members holding Series A Preferred Interests shall have the express right to vote pursuant to Section 2.5 or the Series A Preferred Annex, each such Member shall vote ratably in proportion to the number of Series A Preferred Interests then held by such Member relative to all Series A Preferred Interests then outstanding (as to each such Member, its “Preferred Interest Percentage”).
2.
Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding Common Interests or Preferred Interests representing a Common Interest Percentage or Preferred Interest Percentage, respectively, sufficient to approve such action pursuant to the terms of this Agreement consent thereto, and such consent or consents shall be filed with the minutes of the proceedings of the Members. In no instance where action is authorized by the consent of Members shall a meeting of Members be called or notice be given; however, a copy of the consent shall be filed with the records of the Company.
3.
Meetings of Members holding Common Interests and/or Preferred Interests, as applicable, may be called by the Managing Member upon at least two (2) days’ prior notice of the time and place of such meeting. Notice of any meeting of Members may be waived by any of the applicable Members before, during or after such meeting. For any meeting of Members, the presence in person or by proxy of (i) with respect to a meeting of the Members holding Common Interests, Members holding Common Interests representing more than 50.1% of the Common Interest Percentage (a “Majority of Common Members”) at the time of the action taken or (ii) with respect to a meeting of the Members holding Series A Preferred Interests, Members holding a Majority of Preferred Members constitutes, in each case, a quorum for the transaction of business.
4.
Any matter or action voted upon, approved or consented to (i) by the Members holding Common Interests shall require the affirmative vote, approval or consent of at least a Majority of Common Members and (ii) by the Members holding Preferred Interests shall require the affirmative vote, approval or consent of at least a Majority of Preferred Members.
3.
Liability of the Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.
4.
Power to Bind the Company. No Member (acting in its capacity as such), other than the Managing Member, acting in its capacity as such, shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such matter and authorizing such Member to bind the Company with respect thereto, which resolution is duly adopted by the Managing Member.
5.
Admission of Additional or Substitute Members. A Person shall be admitted as an additional Member or substitute Member of the Company only upon (a) approval of the Managing Member and approval of such admission by Members representing a Majority of Common Members and a Majority of Preferred Members, except with respect to the admission of any such additional or substitute Member as a result of (A) any Transfer of Preferred Interests as permitted by the Series A Preferred Annex, which shall be subject to the terms thereof, including the Transfer restrictions set forth in Section 10 of the Series A Preferred Annex, (B) any Transfer of Common Interests by the Common Member to (i) CAPL or any of its direct or indirect subsidiaries, (ii) any Person that is a member of the Dunne Manning Group (as defined in the Series A Preferred Annex) or (iii) any Person that is an affiliate of any Person specified in clause (i) or (ii), or (C) any Transfer of Common Interests that constitutes a Deemed Liquidation Event (as defined in the Series A Preferred Annex), which, in each case (A) through (C), shall not require the approval of the Managing Member or any other Member, and (b) receipt by the Company of a counterpart to this Agreement, duly executed by such Person, agreeing to be bound by the terms of this Agreement.

3.

Management by the MANAGING Member
1.
Management of the Company. Subject to such matters which are expressly reserved hereunder (including, for the avoidance of doubt, in the Series A Preferred Annex) for decision of the Members, the management of the Company is fully reserved to the Managing Member, and the Company shall not have “managers,” as that term is used in the Act. The powers of the Company shall be exclusively exercised by or under the authority of, and the business and affairs of the Company shall be managed exclusively under the direction of, the Managing Member, who shall make all decisions and take all actions for the Company, other than to the extent of any matters that require approval of Members pursuant to the express provisions of this Agreement. Subject to the foregoing, in managing the business and affairs of the Company and exercising its powers, the Managing Member may act through resolutions adopted in written consents. Decisions or actions taken by the Managing Member in its capacity as the managing member of the Company in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company in all respects.
2.
Officers and Related Persons. The Managing Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and, subject to Section 3.1, to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.
3.
Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member herein set forth.
4.

Capital Structure and Contributions
1.
Capital Structure.
1.
The capital structure of the Company shall consist of (i) common interests (the “Common Interests”) and (ii) preferred interests (the “Preferred Interests” and, together with the Common Interests, the “Interests”). As of the Effective Date, there shall be one series of Preferred Interests, designated as the Series A Preferred Interests, which shall have the rights, preferences, entitlements, qualifications, restrictions, limitations, duties and obligations set forth in the Series A Preferred Annex, subject to the terms and conditions of this Agreement. Subject to the provisions of the Series A Preferred Annex, the Managing Member shall have the authority to cause the Company to establish, designate and issue additional series of Preferred Interests at any time and from time to time, and to establish the rights, preferences, entitlements, qualifications, restrictions, limitations, duties and obligations of any such series of Preferred Interests, which may be set forth in an addendum to this Agreement adopted by the Managing Member.
2.
As of the Effective Date, (i) the Common Member owns all of the Common Interests issued and outstanding and (ii) the Initial Preferred Members collectively own all of the Series A Preferred Interests issued and outstanding. CAPL does not own any Interests as of the Effective Date and is not a Member of the Company.
3.
Subject to the provisions of this Agreement (including the Series A Preferred Annex), the Company is authorized to issue, and the Managing Member shall have the authority to cause the Company to issue, Interests of any class or series, for any purpose at any time and from time to time, to such Persons and for such consideration (which may be cash, property, services or any other consideration) or for no consideration, and on such terms and conditions as the Managing Member shall determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of Interests of such class or series to another Person or (ii) the same number of Interests of another class or series, all without any requirement for approval of any other Member. Each Interest shall be governed by the provisions set forth in this Agreement (including, for the avoidance of doubt, the Series A Preferred Annex).
4.
Except as set forth in Section 4 of the Series A Preferred Annex, no Interest shall entitle any Member to any preemptive, subscription, preferential or similar rights with respect to the issuance of Interests and any such rights are hereby expressly denied.
2.
Capital Contributions. Each Member has made such contributions to the capital of the Company, if any, as set forth on the books and records of the Company. From time to time, the Managing Member may determine that the Company requires capital and may request that the Common Member make capital contribution(s) in an amount determined by the Managing Member. The Managing Member may also request that the Initial Preferred Members make additional capital contributions to acquire additional Series A Preferred Interests, to the extent and subject to the limitations provided in the Series A Preferred Annex. Notwithstanding the foregoing, and subject to the provisions of the Series A Preferred Annex, no Member shall be obligated to make any additional contribution to the Company’s capital, nor shall they be permitted to do so except upon the approval of the Managing Member and such contributing Member. Except upon the dissolution and liquidation of the Company as set forth in Article 7 hereof, no Member shall have the right to request or demand the return of any of its capital contribution(s).

3.
Maintenance of Capital Accounts. Capital accounts shall be established and maintained by the Company for each of the Members in accordance with Treasury Regulations Section 1.704-(b). Each Member’s capital account shall be increased by (a) the amount of any money contributed by such Member to the Company, (b) the fair market value of any property, as determined by the Managing Member and such Member by arm’s length agreement at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such property within the meaning of Section 752 of the Code), and (c) such Member’s distributive share of the Company's net profits and of any of the Company's items of income or gain separately allocated to such Member (including any gain or income allocated to such Member to reflect the difference between the book value and tax basis of assets contributed by such Member). Each Member’s capital account shall be decreased by (a) the amount of any money distributed to such Member by the Company (excluding payments received by such Member from the Company as repayment of a loan by the Company to such Member), (b) the fair market value of any property distributed to such Member, as reasonably determined by the Managing Member (net of liabilities of the Company assumed by such Member or subject to which such Member takes such property within the meaning of Section 752 of the Code), and (c) such Member’s share of the Company's net losses and of any of the Company's items of deduction or loss (including any loss or deduction allocated to such Member to reflect the difference between the book value and tax basis of assets contributed by such Member).
4.
Conversion of Series A Preferred Interests. At any time and from time to time following consummation of any Exchange (as defined in the Series A Preferred Annex) of Series A Preferred Interests pursuant to which CAPL receives any Series A Preferred Interests, CAPL (or any subsidiary of CAPL to which CAPL Transfers such Series A Preferred Interests) shall have the right (but not the obligation) to elect to convert any or all of such Series A Preferred Interests into an equal number of Common Interests and thereafter shall be free to Transfer (as defined below) any or all of such Common Interests acquired upon such conversion in accordance with the provisions of Section 8.2 applicable to transfers of Common Interests by the Common Member.
5.

Allocations and Distributions
1.
Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Managing Member. The Company's net profits and net losses (and, if determined by the Managing Member in consultation with the Company’s tax advisers, individual items thereof) and credits for each Fiscal Year (or portion thereof) shall be allocated among the Members as of the end of such Fiscal Year (or portion thereof) in a manner that, as closely as possible, gives economic effect to the provisions of this Agreement (including, with respect to the Series A Preferred Interests during the Accumulation Period (as defined in the Series A Preferred Annex), the right to accumulate the Liquidation Preference (as defined in the Series A Preferred Annex). Notwithstanding the foregoing, the allocation among the Members of the Company's net profits and net losses (and items thereof) shall comply with the provisions of Section 704 and the Treasury Regulations promulgated thereunder.
2.
Distributions Generally. Other than distributions upon the dissolution of the Company pursuant to Article 7 (including any such distributions to a Member who has resigned from the Company in accordance with Section 8.1), no Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article 5 and, with respect to the Series A Preferred Interests, as expressly set forth in the Series A Preferred Annex. Subject to the applicable provisions of the Series A Preferred Annex, distributions of cash or other assets of the Company may be paid to the Members out of the Company’s assets legally available therefor (“Available Funds”) when, as and if declared by the Managing Member. Notwithstanding any provision to the contrary in this Agreement or the Series A Preferred Annex, the Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or other applicable law or be restricted by any credit facility, indenture or other agreement to which the Company is a party or by which it is bound.
3.
Tax Distributions.
1.
For each calendar year, to the extent permitted by the Act and the terms of any credit facility, indenture or other agreement to which the Company is a party or by which it is bound, the Company may, at such time or times as the Managing Member may determine and prior to making any distributions pursuant to Section 5.2 and the Series A Preferred Annex, make distributions (“Tax Distributions”) to the extent of Available Funds, with respect to each class and series of Interests to the Members holding Interests of such class or series, pro rata based on the number of Interests each such Member owns in such class or series of Interests, in an amount equal to such Member’s Annual Income Tax Liability, if any, with respect to such Interests. Any amounts distributed pursuant to this Section 5.3(a) shall reduce, dollar for dollar, any future distribution otherwise payable to such Member with respect to such Interests under this Article 5.
2.
For purposes of this Section 5.3, “Annual Income Tax Liability” means, for each Member, such Member’s aggregate annual U.S. federal, state, and local income tax liabilities for the applicable calendar year attributable to the taxable income (including gross items thereof) of the Company allocated to such Member with respect to such Member's Interests for such year, computed assuming that (i) such Member is an individual or, if a greater tax liability would result, a corporate resident in New York, New York, subject to the maximum U.S. federal and applicable state and local income tax rates (determined taking into account any difference in rates applicable to ordinary income, capital gains and “qualified dividends” as such term is defined in Section 1(h) of the Code and any allowable deductions or credits in respect of such state and local taxes); provided, however, that the Managing Member may adjust consistently for each Member the assumed rate in its reasonable discretion and (ii) the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the applicable Member.
4.
Withholding. The Company is authorized to withhold from distributions to any Member, or with respect to allocations to any Member, and to pay over to any U.S. federal, state or local or foreign government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986 (the “Code”), or any provisions of any other U.S. federal, state or local or foreign law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article 5 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member. If the aggregate amount of withholding with respect to any Member exceeds the distributions to which such Member is entitled, such Member shall make prompt payment to the Company of such excess amount.
6.

Books and Reports
1.
Books and Records. The Company shall keep or cause to be kept at the office of the Company (or at such other place as the Managing Member in its discretion shall determine) full and accurate books and records regarding the status of the business and financial condition of the Company and shall make the same available to the Members upon request, subject to the provisions of the Act.
2.
Schedule K-1. After the end of each Fiscal Year, the Managing Member shall cause to be prepared and transmitted to each Member, as promptly as practicable, and in any event within ninety (90) days of the close of such Fiscal Year, an Internal Revenue Service (“IRS”) Schedule K-1 and any required similar state or local income tax form; provided, however, that if the Company is not able to deliver an IRS Schedule K-1 within such ninety-day period, then within thirty (30) days after the end of such period the Company shall deliver to each Member a good faith estimate of the information required to be shown on an IRS Schedule K-1. Each Member shall provide to the Company any information with respect to such Member that the Company reasonably requires to complete and file the Company’s tax returns or other tax filings.
3.
Partnership Representative.

1.
The Managing Member (or its designee) shall serve as the “partnership representative” (as provided in Section 6223(a) of the Code) with respect to the Company (the “Partnership Representative”). Each Member expressly consents to such designation and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary, appropriate, or requested by the Company or the Partnership Representative to evidence such consent.
2.
The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Rules (defined below), including, but not limited to, any elections under the Partnership Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS. Unless otherwise determined by the Managing Member, any taxes, penalties, and interest payable by the Company (or any entity that disregarded for U.S. federal income tax purposes in which the Company owns an interest) under the Partnership Audit Rules shall be treated as specifically attributable to the Members, and the Partnership Representative, in consultation with the Company's tax advisors, shall use reasonable best efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the Partnership Representative. In connection with the foregoing, to the extent that the Company is assessed amounts under the Partnership Audit Rules, each current or former Member to which the assessment relates shall remit to the Company, within thirty (30) calendar days’ of delivery to such current or former Member of written notice by the Partnership Representative, an amount equal to such Member’s allocable share of the assessment, including such Member’s allocable share of any interest imposed on the Company.
3.
Promptly following the written request of the Partnership Representative, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Partnership Representative in connection with any administrative or judicial proceeding with respect to the tax matters of the Company or otherwise in connection with its role as Partnership Representative under this Agreement, except to the extent arising from the fraud, willful misconduct or intentional violation of the law of the Partnership Representative.
4.
For purposes of this Section 6.3, “Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code (sections 6221 et seq.), any Treasury Regulations or other guidance promulgated thereunder, and any similar state or local legislation, regulations, or guidance.
5.
The provisions of this Section 6.3 shall survive the dissolution of the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the IRS any and all matters regarding the U.S. federal income taxation of the Company and/or the Members.
7.

Events of Dissolution
1.
Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an “Event of Dissolution”):
1.
a determination by a Majority of Common Members to dissolve the Company;
2.
at any time that there are no members of the Company unless the Company is continued in accordance with the Act or this Agreement; or
3.
A judicial dissolution of the Company under Section 18-802 of the Act.

No other event, including, without limitation, the death, retirement, resignation, expulsion, insolvency, liquidation, incapacity, adjudication of incompetency, bankruptcy or dissolution of a Member, shall, in and of itself, cause the dissolution of the Company; provided, however, that in the event of any occurrence resulting in the termination of the continued membership of the last remaining member of the Company, the Company shall be dissolved unless, within ninety (90) days following such event, the personal representative of the last remaining member agrees in writing to continue the Company and to the admission of such personal representative (or any other person or entity designated by such personal representative) as a member of the Company, effective upon the event resulting in the termination of the continued membership of the last remaining member of the Company.

2.
Winding Up. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up by the Managing Member in accordance with Section 18-803 of the Act, subject to the provisions of the Series A Preferred Annex. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, subject to the provisions of the Series A Preferred Annex (unless the application of such provisions would require the Company to make a distribution to a Member on account of its interests in the Company that would violate the Act or other applicable law or be restricted by any credit facility, indenture or other agreement to which the Company is a party or by which it is bound), and upon completion of such liquidating distribution(s), all Interests in the Company shall be cancelled and, upon the completion of the winding up of the Company, the Company shall be terminated upon the cancellation of the Certificate of Formation in accordance with Section 18-203 of the Act.

8.

Resignation; Transfer of Interests in the Company
1.
Right to Resign. Each Member shall have the right to resign from the Company upon prior written notice to the Managing Member (or, in the case of a resignation by the Managing Member, upon prior written notice to the other Members); provided, however, that upon such resignation, the resigning Member shall not be entitled to a return of its capital contributions, nor to receive any other payment, unless and until the Company shall be dissolved, in which event, subject to the provisions of the Series A Preferred Annex, the resigning Member shall be entitled to receive payment, from the remaining net assets of the Company, if any, after payment of, or making reasonable provision for, all liabilities and obligations, including contingent, conditional and unmatured contractual claims, of the Company in accordance with Section 18-804 of the Act, in an amount equal to the balance of such Member’s capital account as of the date of such Member’s resignation, without interest. Subject to the foregoing, from and after the effective date of such resignation, the resigning Member shall cease to have any further rights as a member of the Company, including without limitation, the right to vote on any matter or to participate in any allocations or distributions of profits of the Company.
2.
Restrictions on Transfers of Common Interests. Subject to the provisions of the Series A Preferred Annex, the Common Member shall be permitted to sell, assign, transfer, convey, gift, or otherwise dispose of (“Transfer”) any or all of its Common Interests without the approval of any other Member to (i) CAPL or any of its direct or indirect subsidiaries, (ii) any Person that is a member of the Dunne Manning Group or (iii) any Person that is an affiliate of any Person specified in clause (i) or (ii); provided, however, that such Person to whom such Common Interests are Transferred shall be an assignee and shall have no right to participate in the Company’s business and affairs unless and until such Person shall be admitted as a member of the Company upon (i) the prior written approval required pursuant to Section 2.5 and (ii) receipt by the Company of a written agreement executed by the Person to whom such Common Interests are Transferred agreeing to be bound by the terms of this Agreement. All Transfers in violation of this Article 8 are null and void ab initio and of no force or effect.
9.

Exculpation and Indemnification
1.
Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Managing Member nor any other Member, nor any officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives or agents of the Managing Member or any other Member, nor any officer, employee, representative or agent of the Company (individually, a “Covered

Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other Person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in good faith in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company; provided, that such act or omission does not constitute fraud, willful misconduct or intentional violation of the law.
2.
Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of any act or omission taken in such Covered Person’s capacity as a Covered Person, the fact that he, she or it is a Covered Person or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 9.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct or intentional violation of the law or (ii) any Claim initiated by such Covered Person unless such Claim (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Managing Member. Expenses incurred in defending any Claim by (y) the Managing Member or any officer, director, stockholder, partner, member, manager, or affiliate of the Managing Member shall be paid by the Company and (z) any other Covered Person may be paid by the Company, but only upon the prior written approval of the Managing Member, upon such terms and conditions, if any, as the Managing Member deems appropriate, in each case, in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 9.2.
3.
Amendments. Any repeal or modification of this Article 9 shall not adversely affect any rights of such Covered Person pursuant to this Article 9, including the right to exculpation, indemnification and the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
10.

Miscellaneous
1.
Amendments. Subject to the provisions of the Series A Preferred Annex and unless expressly provided otherwise in this Agreement, amendments to this

Agreement shall be effective only if approved in writing by a Majority of Common Members. An amendment shall become effective as of the date specified in the approval of the Majority of Common Members or if none is specified as of the date of such approval.
2.
Successors. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Parties.
3.
Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Parties regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Managing Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
4.
Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.
5.
Governing Law. This Agreement, including the Series A Preferred Annex, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.
6.
Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement or any dispute hereunder or otherwise relating to the internal affairs of the Company must be brought exclusively in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the Parties and any additional or substitute Member consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any right to bring any action or proceeding in any other jurisdiction and any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party or any additional or substitute Member anywhere in the world.
7.
Confidentiality. Each Party agrees that it will keep the terms of this Agreement and all information that it receives from the Company in its capacity as a Party confidential, except that it may disclose such information (a) to its officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives agents or legal, financial, accounting and other advisors, (b) as may be required in the preparation of tax returns or other governmental or regulatory filings, and (c) as and to the extent that such Party’s legal counsel determines that such disclosure is required by applicable law and as may be required to respond to a subpoena, court order or similar legal process; provided, that such Party, to the extent legally permissible, provides the Company with prompt written notice of the existence, terms and circumstances surrounding such requirement so that the Company may seek a protective order or other appropriate remedy, and such Party will take all actions reasonably requested by the Company in seeking its protective order or other appropriate remedy. In the event of any disclosure as permitted above, the disclosing Party shall be required to inform any Person receiving such information of the confidential nature of such information and seek compliance with the terms of this Agreement.
8.
Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company’s property.
9.
Interpretation. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural.
10.
Notices. All notices, requests and other communications to any Party shall be in writing (including electronic mail or other electronic means) and shall be given to such Party (and any other Person designated by such Party) in person, by overnight courier or U.S. mail, or by email at its mailing address or email address, as applicable, as set forth in Schedule A hereto (or, in the case of CAPL, at its mailing address at 645 Hamilton Street, Suite 400 Allentown, PA 18101) or such other mailing address or email address as such Party may hereafter specify in written notice to the Managing Member. Each such notice, request or other communication shall be effective (a) if given by overnight courier, upon confirmation of delivery thereof by such courier, (b) if given by mail, seventy two (72) hours after such communication is deposited in the U.S. mail, or (c) if given by electronic or any other means, when delivered to the address specified pursuant to this Section 10.10.
11.
Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of electronic transmission of a .pdf, JPEG or similar file, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party or to any such agreement or instrument shall raise the use of an electronic transmission of a .pdf, JPEG or similar file to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic transmission of a .pdf, JPEG or similar file, as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

LGP OPERATIONS LLC

By: /s/ Charles M. Nifong, Jr.
Name: Charles M. Nifong, Jr.
Title: President and Chief Executive Officer

CROSSAMERICA PARTNERS LP, solely for purposes of Section 8 of the Series A Preferred Annex

By: CrossAmerica GP LLC
Its General Partner

By: /s/ Charles M. Nifong, Jr.
Name: Charles M. Nifong, Jr.
Title: President and Chief Executive Officer

DUNNE MANNING JKM LLC

By: /s/ Joseph V. Topper, Jr.
Name: Joseph V. Topper, Jr.
Title: Manager

/s/ John B. Reilly, III

John B. Reilly, III

/s/ John B. Reilly, III

John B. Reilly, III, as Trustee of the

John B. Reilly Trust for the Family of John

/s/ Jeffrey Vaughan

Jeffrey Vaughan, as Independent Trustee of the John B. Reilly Trust for the Family of John

SCHEDULE A

Name of Member	Address	Common Interests	Series A-1 Preferred Interests
LGP Operations LLC	645 Hamilton Street, Suite 400 Allentown, PA 18101	1,000	0
Dunne Manning JKM LLC	645 Hamilton Street, Suite 500 Allentown, PA 18101	0	12,500
John B. Reilly, III	645 Hamilton Street, Suite 600 Allentown, PA 18101	0	8,000
2008 Irrevocable Agreement of Trust of John B. Reilly, Jr.	645 Hamilton Street, Suite 600 Allentown, PA 18101	0	4,500

ANNEX A

SERIES A CUMULATIVE PREFERRED MEMBERSHIP INTEREST ANNEX

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

CAPL JKM HOLDINGS LLC

This SERIES A CUMULATIVE PREFERRED MEMBERSHIP INTEREST ANNEX (this “Series A Preferred Annex”) to the Amended and Restated Limited Liability Company Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “LLC Agreement”) of CAPL JKM Holdings LLC, a Delaware limited liability company (the “Company”), is effective as of March 29, 2022 (the “Initial Issuance Date”). Capitalized terms used in this Series A Preferred Annex without definition shall have the respective meanings ascribed thereto in the LLC Agreement.

Section 1.
Designation. The Series A Cumulative Preferred Membership Interests of the Company (the “Series A Preferred Interests”) are hereby designated and created as a series of Preferred Interests of the Company. The Series A Preferred Interests shall constitute limited liability company interests in the Company for all purposes of the Act. The designation, rights, preferences, powers, duties, restrictions, limitations and obligations of the Series A Preferred Interests shall be as set forth herein and in the LLC Agreement, and each Series A Holder shall be entitled to those rights, preferences, and powers, and subject to those duties, restrictions, limitations and obligations, of the Series A Preferred Interests as set forth in this Series A Preferred Annex, subject to the terms and conditions of the LLC Agreement.
Section 2.
Issued and Outstanding Series A-1 Preferred Interests. As of the Initial Issuance Date, there shall be twenty five thousand (25,000) Series A Preferred Interests issued and outstanding immediately upon the effectiveness of this Series A Preferred Annex, which shall be designated as the “Series A-1 Preferred Interests” (the “Initial Series A Preferred Interests”), all of which shall be held by the Initial Preferred Members.
Section 3.
Creation of Additional Series A Preferred Interests. The Company is authorized to create, and the Managing Member shall have the authority to cause the Company to create, additional series of Series A Preferred Interests (any such Interests, the “Additional Series A Preferred Interests”) from time to time from and after the Initial Issuance Date. Any such Additional Series A Preferred Interests, when, as and if created by the Managing Member on behalf of the Company, shall be designated by numbering them sequentially in the order created (e.g., Series A-2 Preferred Interests, Series A-3 Preferred Interests, etc.) and shall be subject to the terms and conditions of Series A Preferred Interests as set forth in this Series A Preferred Annex, subject to the terms and conditions of the LLC Agreement.
Section 4.
Issuance of Additional Series A Preferred Interests. Upon the Company’s request at any time and from time to time following the Initial Issuance Date and prior to December 31, 2022 (the “Additional Issuance Period”), the Initial Preferred Members may, but

shall not be obligated to, subscribe for and purchase Additional Series A Preferred Interests to be created and issued by the Company pursuant to Section 3, at a price per Additional Series A Preferred Interest to be mutually agreed upon by the Company and each Participating Initial Preferred Member (as defined below) in connection with such subscription, for an aggregate purchase price (and having an aggregate Liquidation Preference) of up to ten million dollars ($10,000,000), or such lesser amount as requested by the Company and agreed by the Participating Initial Preferred Member(s) (each such purchase of Additional Series A Preferred Interests by any Initial Preferred Member, an “Additional Investment”). In connection with any Additional Investment, each Initial Preferred Member shall have the right to purchase a number of Additional Series A Preferred Interests as is necessary to maintain such Initial Preferred Member's Preferred Interest Percentage as of immediately prior to the consummation of such Additional Investment (with respect to each Initial Preferred Member, its "Preferred Offering Percentage").
(a)
If the Company elects to request an Additional Investment, the Company shall deliver to each Initial Preferred Member a written notice (an “Additional Investment Offer”) setting forth (i) the total number of Additional Series A Preferred Interests to be issued and sold by the Company pursuant to such Additional Investment (collectively, the "Offered Series A Preferred Interests"), (ii) the number of Additional Series A Preferred Interests to be issued and sold to such Initial Preferred Member pursuant to such Additional Investment (which shall equal the total number of Offered Series A Preferred Interests set forth in such notice pursuant to clause (i), multiplied by such Initial Preferred Member's Preferred Offering Percentage), (iii) the aggregate purchase price to be paid to the Company by all Initial Preferred Members for the Offered Series A Preferred Interests (assuming that all Initial Preferred Members are participating Initial Preferred Members), (iv) the aggregate purchase price to be paid to the Company by such Initial Preferred Member if it elects to acquire its Preferred Offering Percentage of the Offered Series A Preferred Interests, and (v) the price per Additional Series A Preferred Interest to be paid for each Offered Series A Preferred Interest in connection with such Additional Investment.
(b)
Following its receipt of an Additional Investment Offer, each Initial Preferred Member will have five (5) Business Days from the date of receipt of such notice to notify the Company in writing of such Initial Preferred Member’s binding acceptance of such Additional Investment Offer and agreement to purchase all or any portion of such Initial Preferred Member's Preferred Offering Percentage of the aggregate number of Offered Series A Preferred Interests (any accepting Initial Preferred Member, a "Participating Initial Preferred Member"). In the event that any Initial Preferred Member does not timely accept such Additional Investment Offer in full, then the Company shall promptly deliver notice thereof to each Participating Initial Preferred Member who has elected to participate in full with respect to such Additional Investment, specifying the total number of Offered Series A Preferred Interests that remains unsubscribed. For the avoidance of doubt, the price to be paid for each such Offered Series A Preferred Interest shall be the same as set forth in the Additional Investment Offer. Each such fully Participating Initial Preferred Member shall have five (5) Business Days from the date of receipt of such notice to give written notice to the Company of its election to purchase any or all of the unsubscribed Offered Series A Preferred Interests and, in the event of an oversubscription, each such fully Participating Initial Preferred Member shall have the right to purchase his, her or its pro rata portion (calculated solely in respect of the Preferred Interest

Percentage of each fully Participating Initial Preferred Member) of such unsubscribed Offered Series A Preferred Interests.
Section 5.
Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Accumulation Period” means (i) with respect to the Initial Series A Preferred Interests, the period beginning on the Initial Issuance Date and ending on October 16, 2026 and (ii) with respect to any Additional Series A Preferred Interests, the period beginning on the date of issuance thereof and ending on October 16, 2026.

“Additional Investment” has the meaning set forth in Section 4.

“Additional Investment Offer” has the meaning set forth in Section 4.

“Additional Issuance Period” has the meaning set forth in Section 4.

“Additional Series A Preferred Interests” has the meaning set forth in Section 3.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware, the State of New York or the Commonwealth of Pennsylvania are authorized or required by law to be closed.

“CAPL Change of Control” means the occurrence of any of the following: (a) any Person other than the Dunne Manning Group becomes a “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding CAPL Units or other Voting Equity Interests of CAPL; (b) a merger, consolidation or other similar business combination transaction of CAPL with any other Person, as a result of which the Dunne Manning Group shall cease to have the right to appoint a majority of the members of the board of directors of the CAPL general partner or the board of directors or other governing body of such surviving entity; (c) the dissolution of CAPL in accordance with the CAPL LPA; or (d) the sale lease, license, transfer or other disposition by CAPL of all or substantially all of its assets.

“CAPL CoC Exchange” has the meaning set forth in Section 8.4.

“CAPL LPA” means that certain Second Amended and Restated Agreement of Limited Partnership of CAPL, dated as of February 6, 2020, as amended, supplemented, restated or otherwise modified from time to time.

“CAPL Unit Exchange Price” means $23.74, subject to ratable adjustment in connection with any Exchange, if there shall have been any change to the issued and outstanding CAPL Units at any time prior to such Exchange, whether by reason of any reclassification, CAPL Unit split (including a reverse CAPL Unit split), recapitalization, combination, or other similar transaction, or if a dividend on the issued and outstanding CAPL Units payable in CAPL Units shall be declared with a record date prior to the Exchange Date of such Exchange.

“CAPL Unit Issuance” has the meaning set forth in Section 8.5(b).

“CAPL Units” means Common Units (as defined in the CAPL LPA) of CAPL.

“Cash Option” has the meaning set forth in Section 8.5(b).

“Company” has the meaning set forth in the preamble to this Series A Preferred Annex.

“Confidential Information” has the meaning set forth in Section 13.

“Deemed Liquidation Event” has the meaning set forth in Section 8.3.

“Distribution Date” means, from and after October 16, 2026, the 15th day of February, May, August and November of each year prior to the Mandatory Exchange Date; provided that, if any such date falls on a day that is not a Business Day, any distribution contemplated to occur on such date will occur on the first Business Day following such date (without accrual).

“Dunne Manning Group” means Joseph V. Topper, Jr., collectively with his affiliates and Family Members that have ownership interests in CAPL.

“Exchange” means, as applicable, an Optional Exchange, a Mandatory Exchange, a Liquidation Exchange or a CAPL CoC Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 8.5(a).

“Exchange Notice” has the meaning set forth in Section 8.5(a).

“Exchange Price” means, with respect to any Exchange, an amount for each Series A Preferred Interest subject to such Exchange equal to the sum of (x) the amount of the Liquidation Preference with respect to such Series A Preferred Interest as of the applicable Exchange Date, plus (y) solely with respect to any Exchange with an Exchange Date occurring after the expiration of the Accumulation Period, any accrued and unpaid Series A Distributions with respect to such Series A Preferred Interest, calculated through and including the applicable Exchange Date. For purposes of calculating the Exchange Price, to the extent that any Exchange is consummated during the Accumulation Period, the amount of the Liquidation Preference then in effect with respect to the Series A Preferred Interests subject to such Exchange shall be linearly interpolated for the number of days in the year of the Exchange that such Series A Preferred Interests are outstanding through and including the applicable Exchange Date.

“Family” means, with respect to any individual, (i) such individual’s spouse (but only while married to that individual), (ii) the siblings, natural or adopted, of such individual and/or of such individual’s spouse, (iii) the parents, natural or adopted, of such individual and/or of such individual’s spouse, (iv) all lineal descendants, natural or adopted, of such individual and/or of such individual’s spouse and (v) any custodian or personal representative (in each case, in its capacity as such) for any Person described in the foregoing clauses (i) through (iv).

“Family Members” means, with respect to any individual, (i) a member of that individual’s Family or (ii) a trust primarily for the benefit of any member of that individual’s Family that is or was formed for bona fide estate planning or estate settlement purposes.

“Initial Issuance Date” has the meaning set forth in the Preamble.

“Initial Liquidation Preference” means (i) with respect to the Initial Series A Preferred Interests, one thousand ($1,000) U.S. dollars per Series A Preferred Interest and (ii) with respect to any Additional Series A Preferred Interests issued following the Initial Issuance Date, such amount as shall be mutually agreed upon by the Company and any Initial Preferred Member in connection with such Initial Preferred Member’s subscription for such Additional Series A Preferred Interests.

“Initial Series A Preferred Interests” has the meaning set forth in Section 2.

“Liquidation” has the meaning set forth in Section 8.3.

“Liquidation Exchange” has the meaning set forth in Section 8.3.

“Liquidation Preference” means, with respect to any Series A Preferred Interest at any time, such Series A Preferred Interest’s Initial Liquidation Preference, as (i) increased in accordance with Section 7.1(b) and (ii) decreased by the amount of any Tax Distributions in respect of such Series A Preferred Interest.

“LLC Agreement” has the meaning set forth in the Preamble.

“Majority of Series A Preferred Interests” has the meaning set forth in Section 6.2.

“Mandatory Exchange” has the meaning set forth in Section 8.2.

“Mandatory Exchange Date” has the meaning set forth in Section 8.2.

"Offered Series A Preferred Interests" has the meaning set forth in Section 4(a).

“Optional Exchange” has the meaning set forth in Section 8.1.

“Pari Passu Securities” has the meaning set forth in Section 6.1.

“Participating Initial Preferred Member” has the meaning set forth in Section 4(b).

“Preferred Offering Percentage” has the meaning set forth in Section 4.

“Preferred Rate” means nine percent (9.00%) per annum, compounded quarterly.

“Senior Securities” has the meaning set forth in Section 6.1.

“Series A Preferred Annex” has the meaning set forth in the Preamble.

“Series A Distributions” has the meaning set forth in Section 7.2(a).

“Series A Holder” means each Initial Preferred Member and any other Person who shall acquire Series A Preferred Interests after the Initial Issuance Date in accordance with the terms and conditions of this Series A Preferred Annex and the LLC Agreement, in each case, in such Person’s capacity as a holder of Series A Preferred Interests.

“Series A Preferred Interests” has the meaning set forth in Section 1.

“Voting Equity Interests” means, with respect to any Person, the shares of capital stock, limited liability company interests, limited partnership interests or other equity interests of such Person that are generally entitled to vote, including with respect to the election of directors, managers, the general partner (or board of directors or other governing body thereof) or comparable governing body.

Section 6.
Ranking.
6.1
For all purposes with respect to the payment of distributions (but only following the end of the Accumulation Period) and rights upon liquidation or dissolution of the Company (including in connection with a Deemed Liquidation Event), whether voluntary or involuntary, unless otherwise expressly set forth in this Series A Preferred Annex, subject to the provisions of Section 6.2, the Series A Preferred Interests shall rank: (a) senior to the Common Interests and any class or series of Interests of the Company that by its terms is designated as ranking junior to the Series A Preferred Interests; (b) pari passu with any other class or series of Interests of the Company that by its terms is designated as ranking equal to the Series A Preferred Interests or does not state that it is junior or senior to the Series A Preferred Interests (“Pari Passu Securities”); and (c) junior to any class or series of Interests of the Company that is expressly designated as ranking senior to the Series A Preferred Interests (“Senior Securities”).
6.2
As long as any Series A Preferred Interests shall remain outstanding, no other class or series of Interests of the Company ranking senior or pari passu to the Series A Preferred Interests may be issued by the Company without the prior consent of Series A Holders holding a majority of the then issued and outstanding Series A Preferred Interests (a “Majority of Series A Preferred Interests”).
6.3
For the avoidance of doubt, the Series A Preferred Interests represent limited liability company interests in the Company and all rights of the Series A Holders shall be subordinated to the rights of creditors of the Company with respect to any existing or future indebtedness of the Company (or of its subsidiaries or other affiliates and guaranteed by the Company).
Section 7.
Distributions.
7.1
Accumulation Period. Notwithstanding anything to the contrary in this Series A Preferred Annex or the LLC Agreement:
(a)
During the Accumulation Period, except for Tax Distributions, if any, that may be declared by the Company as determined by the Managing Member in its sole discretion pursuant to Section 5.3(a) of the LLC Agreement, no distributions on the Series A Preferred Interests shall be declared, paid or become payable.

(b)
During the Accumulation Period, the Liquidation Preference of each Series A Preferred Interest shall increase at a rate per annum equal to the Preferred Rate. For purposes of illustration, the Liquidation Preference of the Initial Series A Preferred Interests shall increase as follows:

Period Ending	Aggregate Liquidation Preference (at period end)
3/31/23	$27,327,093
3/31/24	$29,870,779
3/31/25	$32,651,250
3/31/26	$35,690,536
10/15/26	$37,451,567
7.2
Distributions Period.
(a)
Beginning on October 16, 2026, each Series A Preferred Interest shall entitle the holder thereof to receive cumulative, compounding distributions accruing on a quarterly basis at the Preferred Rate on the sum of (i) the average amount of the Liquidation Preference of such Series A Preferred Interest for each day during the applicable quarterly period plus (ii) the average amount of any accrued and unpaid Series A Distributions payable on such Series A Preferred Interest for each day during the applicable quarterly period (the “Series A Distributions”).
(b)
Series A Distributions shall be payable in cash quarterly in arrears on each Distribution Date for the immediately preceding quarter out of funds legally available therefor, but only to the extent payment of any such Series A Distributions shall not be restricted by any credit facility, indenture or other agreement to which the Company is a party or by which it is bound or by the Act or other applicable law, in each case, as determined by the Managing Member with respect to each Distribution Date. To the extent that a Series A Distribution is not paid in full, any distributions paid in respect of such Series A Distribution shall be paid to the Series A Holders on a pro rata basis, in accordance with the amount of Series A Distributions payable to each such Series A Holder.
(c)
The Company will calculate the Series A Distributions on the basis of a three hundred sixty (360)-day year consisting of twelve (30)-day months.
(d)
So long as any Series A Preferred Interests shall remain outstanding, if any Series A Distributions shall not be paid in full on the applicable Distribution Date and shall remain unpaid, no distributions shall be paid with respect to Common Interests or any other Interests ranking pari passu with or junior to the Series A Preferred Interests for so long as such Series A Distributions remain unpaid.
(e)
Other than the Series A Distributions, Tax Distributions, if any, and payment of the Exchange Price in connection with any Exchange, Series A Holders shall not be entitled to receive or participate in any distributions whatsoever, including, subject to the provisions of Section 7.2(d), distributions paid to the holders of Common Interests.

Section 8.
Exchange of Series A Preferred Interests.
8.1
Optional Exchange. From and after March 1, 2024, the Company and CAPL shall have the right (but not the obligation) at any time, and from time to time prior to the Mandatory Exchange Date, to jointly elect to exchange any or all of the Series A Preferred Interests, in whole or in part, for payment of an amount equal to the applicable Exchange Price for each Series A Preferred Interest to be exchanged (an “Optional Exchange”). To the extent that CAPL and the Company elect to exchange only a portion of the then outstanding Series A Preferred Interests in connection with any Optional Exchange, such Optional Exchange shall be effected on a pro rata basis among all Series A Holders. Any Optional Exchange shall be effected in accordance with Section 8.5.
8.2
Mandatory Exchange. On March 31, 2029 (the “Mandatory Exchange Date”), all of the then outstanding Series A Preferred Interests shall be exchanged for payment of an amount equal to the applicable Exchange Price for each Series A Preferred Interest then outstanding (the “Mandatory Exchange”). The Mandatory Exchange shall be effected in accordance with Section 8.5.
8.3
Liquidation Exchange. Upon the earliest to occur of (i) any voluntary or involuntary dissolution and winding up of the Company (a “Liquidation”), (ii) any merger, consolidation, division or other similar business combination transaction involving the Company (other than one in which the Persons who are members of the Company immediately prior to consummation of such transaction shall own a majority of the outstanding Voting Equity Interests of the surviving, resulting or acquiring entity(ies)), (iii) the Transfer of all of the then outstanding Common Interests, except to the extent permitted by the LLC Agreement, or (iv) the sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company (each of the events in the foregoing clauses (ii) through (iv), a “Deemed Liquidation Event), all of the then issued and outstanding Series A Preferred Interests shall be exchanged for payment of an amount equal to the applicable Exchange Price for each Series A Preferred Interest then outstanding (a “Liquidation Exchange”). The Liquidation Exchange shall be effected in accordance with Section 8.5.
8.4
CAPL CoC Exchange. Immediately prior to, and contingent upon the consummation of, a CAPL Change of Control, all of the then outstanding Series A Preferred Interests shall be exchanged for payment of an amount equal to the applicable Exchange Price for each Series A Preferred Interest then outstanding (a “CAPL CoC Exchange”). Any CAPL CoC Exchange shall be effected in accordance with Section 8.5.
8.5
Exchange Mechanics.
(a)
The Company and CAPL shall deliver notice of any Exchange to each Series A Holder of the then outstanding Series A Preferred Interests (an “Exchange Notice”) no later than (i) thirty (30) days prior to the Exchange Date of any Optional Exchange or the Mandatory Exchange, as applicable, (ii) promptly following any Liquidation or Deemed Liquidation Event or (iii) with respect to any CAPL CoC Exchange, promptly following the public announcement of such CAPL Change of Control. Any such Exchange Notice shall specify (i) the number of Series A Preferred Interests held by such Series A Holder that are subject to such Exchange, (ii) the contemplated date of such Exchange (the “Exchange Date”), and (iii) the aggregate Exchange Price for all of the Series A Preferred Interests of such Series A Holder subject to such Exchange, expressed as an amount of cash pursuant to the Cash Option and as a number of CAPL Units pursuant to the CAPL Unit Issuance.
(b)
Following any Series A Holder’s receipt of any Exchange Notice, each such Series A Holder shall have the right to elect to receive payment of the Exchange Price in respect of all of the Series A Preferred Interests of such Series A Holder that are subject to such Exchange in the form of either cash (the “Cash Option”) or CAPL Units (the “CAPL Unit Issuance”). In order to exercise the Cash Option, each such Series A Holder shall have ten (10) Business Days to deliver notice to CAPL and the Company of such Series A Holder’s election of the Cash Option with respect to such Exchange. Any Series A Holder who fails to timely deliver such notice to CAPL and the Company by the expiration of such ten (10) Business Day period shall be deemed to have elected the CAPL Unit Issuance.
(c)
In the event that any Series A Holder timely elects the Cash Option with respect to any Exchange, the Company shall pay to such Series A Holder on the applicable Exchange Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate Exchange Price for all of the Series A Preferred Interests of such Series A Holder being exchanged on such Exchange Date; provided, however, that, in connection with any Exchange, CAPL has the right (but not the obligation) to elect to make payment of the Exchange Price in cash to each Series A Holder who elected the Cash Option by delivering notice that it so elects to the Company at any time prior to the applicable Exchange Date.
(d)
In connection with any Exchange, for each Series A Holder that fails to timely elect the Cash Option, CAPL shall issue to such Series A Holder on the applicable Exchange Date a number of CAPL Units equal to the quotient determined by dividing (x) an aggregate amount equal to the applicable Exchange Price of all Series A Preferred Interests of such Series A Holder being exchanged on such Exchange Date by (y) the applicable CAPL Unit Exchange Price; provided, however, that to the extent that the foregoing calculation would result in the issuance of a fractional CAPL Unit to any such Series A Holder, the number of CAPL Units determined pursuant to such calculation shall be rounded down to the nearest whole number and CAPL shall pay to such Series A Holder cash in lieu of any such fractional CAPL Unit.
(e)
Immediately upon the consummation of any Exchange, each of the Series A Preferred Interests subject to such Exchange (i) shall be deemed surrendered and Transferred by each applicable Series A Holder of such Series A Preferred Interests to CAPL or the Company, as applicable, (ii) each such Series A Holder shall no longer have any right, title or interest in or to such Series A Preferred Interests other than the right to receive the applicable Exchange Price therefor in accordance with the terms of this Section 8 and (iii) in the event that the Company acquires any such Series A Preferred Interests pursuant to the Cash Option, then such Series A Preferred Interests shall be cancelled and shall cease to be outstanding for all purposes of the LLC Agreement and this Series A Preferred Annex. The Company’s books and records (including Schedule A to the LLC Agreement) shall be updated promptly by the Managing Member following consummation of any Exchange of Series A Preferred Interests to reflect (A) the Transfer of such Series A Preferred Interests to CAPL in exchange for CAPL

Units pursuant to the CAPL Unit Issuance or in exchange for cash pursuant to the Cash Option if CAPL exercised its right to effectuate such Exchange pursuant to Section 8.5(c) or (B) the cancellation of any such Series A Preferred Interests acquired by the Company pursuant to the Cash Option, as applicable, resulting from such Exchange. In connection with a Transfer to CAPL of a Series A Preferred Interest pursuant to this Section 8.5(e), in the event CAPL is not a Member of the Company at the time of such Transfer, CAPL (or any subsidiary of CAPL to which CAPL Transfers such Series A Preferred Interests) shall be admitted to the Company as a Member in accordance with Section 2.5 of the LLC Agreement.
(f)
Any Exchange shall be effected only (i) out of funds legally available for such purpose and in accordance with applicable law and (ii) to the extent not prohibited by the terms of any credit facility, indenture or other agreement to which CAPL or the Company is a party or by which it is bound. If CAPL or the Company, as applicable, is prohibited for any reason from consummating any Exchange on the applicable Exchange Date, then the Series A Preferred Interests contemplated to be exchanged pursuant to such Exchange shall remain outstanding unaffected by such contemplated Exchange (including with respect to the accretion of the Liquidation Preference or, following the expiration of the Accumulation Period, the accrual of Series A Distributions, as applicable), and (i) with respect to an Optional Exchange, such Optional Exchange shall be of no further force or effect and the Company and CAPL shall be required to deliver a new Exchange Notice in order to consummate any Optional Exchange and (ii) with respect to a Mandatory Exchange, Liquidation Exchange or CAPL CoC Exchange, the Company and CAPL shall consummate such Exchange promptly following such time as it is no longer restricted from doing so.
(g)
For the avoidance of doubt, in connection with any CAPL CoC Exchange or Liquidation Exchange, payment of the Exchange Price by the Company or CAPL, as applicable, whether pursuant to the CAPL Unit Issuance or the Cash Option, shall be subject to the prior repayment in full of all outstanding indebtedness and satisfaction of any other obligations of the Company or CAPL, as applicable, under any credit facility, indenture or other financing agreement or instrument to which CAPL or the Company is then a party or by which it is bound, and the termination of all commitments thereunder.
(h)
At any time and from time to time following consummation of any Exchange of Series A Preferred Interests pursuant to which CAPL acquires Series A Preferred Interests pursuant to the CAPL Unit Issuance or CAPL's exercise of its right to effectuate the Exchange pursuant to the Cash Option in accordance with Section 8.5(c), CAPL (or any subsidiary of CAPL to which CAPL Transfers such Series A Preferred Interests), shall have the right (but not the obligation) to elect to convert any or all of such Series A Preferred Interests into an equal number of Common Interests in accordance with Section 4.4 of the LLC Agreement.
Section 9.
Limited Voting Rights of Series A Holders.
9.1
Limitation on Voting Rights. Except to the extent expressly set forth in Sections 6.2 and 9.2 of this Series A Preferred Annex, the Series A Preferred Interests shall not entitle the Series A Holder thereof to vote on any matter whatsoever, whether relating to the Company, or its business and affairs, or otherwise, including any matters upon which Members holding Common Interests are permitted or have the right to vote under the LLC Agreement or the Act. For the avoidance of doubt and without limitation of the foregoing sentence, no Series A Holder shall have the right to vote any of its Series A Preferred Interests in connection with (i) any CAPL Change of Control, Liquidation or Deemed Liquidation Event, (ii) any other merger, consolidation, division or similar transaction involving the Company that does not constitute a Deemed Liquidation Event, (iii) any Transfer of Common Interests to any Person that is an affiliate of CAPL or a member or affiliate of the Dunne Manning Group, (iv) any sale, lease, license or other disposition of any assets of the Company or its subsidiaries and (v) any amendment to the LLC Agreement or the Certificate of Formation.
9.2
Required Series A Preferred Approvals. Notwithstanding Section 9.1, the prior affirmative vote or consent of the holders of a Majority of Series A Preferred Interests shall be required for the Company to take any of the following actions:
(a)
the incurrence of indebtedness by the Company (other than under its existing credit agreement (including any revolver thereunder) or any refinancing thereof) in an aggregate amount in excess of ten million dollars ($10,000,000);
(b)
any Transfer of Common Interests to any Person that is not an affiliate of CAPL or a member or affiliate of the Dunne Manning Group;
(c)
any issuance of (i) Series A Preferred Interests to any Person other than the Initial Preferred Members or (ii) Pari Passu Securities or Senior Securities to any Person;
(d)
any change in the Company's tax treatment, solely to the extent required pursuant to Section 1.11 of the LLC Agreement;
(e)
the admission of additional or substitute Members, solely to the extent required pursuant to Section 2.5 of the LLC Agreement; or
(f)
any amendments to the terms of this Series A Preferred Annex or to the terms of the LLC Agreement that would adversely affect the terms, entitlements, or preferences of the Series A Preferred Interests or the rights or powers of the Series A Holders in respect of the Series A Preferred Interests.

In connection with any matter requiring approval of Series A Holders pursuant to this Section 9.2, the Series A Preferred Interests then issued and outstanding shall be voted as a separate class, and approval of such matter shall require the affirmative vote of a Majority of Series A Preferred Interests; provided, however, that no amendment to this Series A Preferred Annex or the LLC Agreement will be effective as to a particular Series A Holder if such amendment, by its terms, would materially and adversely affect such Series A Holder without similarly and proportionately adversely affecting all Series A Holders, unless such Series A Holder has voted in favor of such amendment.

Section 10.
Restrictions on Transfer. The Series A Preferred Interests shall be not be Transferred, directly or indirectly, in whole or in part, to any Person at any time, except for Transfers (i) to CAPL or the Company, as applicable, in connection with the consummation of any Exchange, (ii) by Dunne Manning JKM to its members, by the Trust to its beneficiaries or by Reilly to his Family Members, in each case, who agree to be bound by the terms of the LLC Agreement in accordance with clause (b) of Section 2.5 thereof, (iii) following a transfer by Dunne Manning JKM to its members or by the Trust to its beneficiaries pursuant to clause (ii), by such members or beneficiaries to their respective Family Members who agree to be bound by the terms of the LLC Agreement in accordance with clause (b) of Section 2.5 thereof; provided, that any such Transfers to Family Members pursuant to clause (ii) or clause (iii) are for bona fide estate planning or estate settlement purposes, and (iv) upon the prior written consent of the Managing Member (which may be granted or withheld for any reason or no reason, in the sole and absolute discretion of the Managing Member).
Section 11.
No Right of Conversion or Partition. Except as set forth in Section 8.5(h) and the LLC Agreement solely with respect to Series A Preferred Interests held by CAPL (or any subsidiary of CAPL to which CAPL Transfers any Series A Preferred Interests), the Series A Preferred Interests are not convertible into any other securities of the Company. No Series A Holder shall have any right to seek partition of the Company’s assets at any time, and any and all such rights are hereby expressly waived.
Section 12.
No Preemptive Rights. For the avoidance of doubt, except as set forth in Section 4 of this Series A Preferred Annex, the Series A Preferred Interests shall not entitle any Series A Holder to preemptive rights with respect to any issuance of Interests or other equity securities, and any and all such rights are hereby expressly denied.
Section 13.
Confidentiality. Each Series A Holder shall keep confidential all information or materials regarding the Company and its subsidiaries, including their respective financial condition, results of operations, projections, business and affairs, and the terms of the LLC Agreement and this Series A Preferred Annex (collectively the “Confidential Information”), and use such Confidential Information solely for the purpose of monitoring and evaluating the performance of the Company and such Series A Holder’s interest in the Company, and preparing such Series A Holder’s financial reports and tax returns and for no other purpose. No Series A Holder shall use any such Confidential Information for any other purpose or disclose Confidential Information to any other Person; provided, that the Initial Preferred Members may disclose Confidential Information (i) to any Initial Preferred Member’s members who agree to be bound by the confidentiality provisions in the LLC Agreement and this Series A Preferred Annex (and their respective tax advisers who similarly agree to be bound to such confidentiality provisions) and (ii) to the extent such disclosure is required by applicable law (in which case such disclosure shall be subject to the applicable provisions of Section 10.7 of the LLC Agreement).
Section 14.
Information Rights. In addition to the information rights set forth in Article 6 of the LLC Agreement, the Company shall provide to each Series A Holder: (i) audited consolidated annual financial statements within one hundred fifty (150) days following the end of the applicable fiscal year and (ii) unaudited consolidated quarterly financial statements within forty five (45) days following the end of the applicable quarter; provided, that with respect to the fourth (4th) quarter of any fiscal year, such quarterly statement shall be provided within sixty (60) days following the end of such quarter.
Section 15.
Notices. All notices, requests or consents provided for or permitted to be given under this Series A Preferred Annex shall be in accordance with Section 10.10 of the LLC Agreement.
Section 16.
Expenses. Each Series A Holder shall pay all fees and expenses incurred by it or on its behalf in connection with such Series A Holder’s acquisition and ownership of its Series A Preferred Interests.
Section 17.
Inconsistencies. To the extent that any provision of this Series A Preferred Annex conflicts with or is inconsistent with the LLC Agreement, this Series A Preferred Annex shall control and this Series A Preferred Annex shall be deemed, for all purposes, to amend, supplement and modify the LLC Agreement in accordance with the terms hereof.